Form of second AMENDMENT

TO

CUSTODIAN AGREEMENT

THIS SECOND AMENDMENT TO CUSTODIAN AGREEMENT (this “Amendment”) is made as of ______, 2020 by and between BROWN BROTHERS HARRIMAN & CO., a limited partnership organized under the laws of the State of New York (“BBH&Co.” or the “Custodian”), and GUINNESS ATKINSON FUNDS, a Delaware statutory trust (the “Trust”), on behalf of each of its series portfolios listed on Exhibit A to the Agreement (each a “Fund” and collectively, the “Funds”), registered with the Securities and Exchange Commission under the Investment Company Act of 1940.

WHEREAS, the Custodian and the Trust entered into a Custodian Agreement, dated as of September 14, 2009 (as amended, modified and/or supplemented to date, the “Agreement;” all capitalized terms used but not defined herein shall have the meanings set forth in the Agreement); and

WHEREAS, the Custodian and the Trust desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the Custodian and the Trust hereby agree as follows:

1. The Agreement is hereby amended by deleting the existing Exhibit A to the Agreement and replacing it with the Exhibit A attached hereto.

2. This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original. This Amendment shall become effective when one or more counterparts have been signed and delivered by each of the parties. A photocopy or telefax of the Amendment shall be acceptable evidence of the existence of the Amendment and the Custodian shall be protected in relying on the photocopy or telefax until the Custodian has received the original of the Agreement.

3. This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions.

4. This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to Custodian Agreement effective as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.

By:
Name:
Title:
Date:

GUINNESS ATIKINSON FUNDS ON BEHALF OF
SERIES PORTFOLIOS LISTED ON EXHIBIT A HERETO

By:
Name:
Title:
Date:

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Exhibit A

to Custodian Agreement

List of Funds

Guinness Atkinson Alternative Energy Fund (GAAEX)

Guinness Atkinson Asia Focus Fund (IASMX)

Guinness Atkinson Asia Pacific Dividend Builder Fund (GAADX)

Guinness Atkinson China & Hong Kong Fund (ICHKX)

Guinness Atkinson Dividend Builder Fund (GAINX)

Guinness Atkinson Global Energy Fund (GAGEX)

Guinness Atkinson Global Innovators Fund (GINNX/IWIRX)

Guinness Atkinson Renminbi Yuan & Bond Fund (GARBX)

SmartETFs Smart Transportation & Technology ETF (MOTO)

SmartETFs Advertising & Marketing Technology ETF (MRAD)

SmartETFs Asia Pacific Dividend Builder ETF (ADIV)

SmartETFs Dividend Builder ETF (DIVS)

SmartETFs Sustainable Energy ETF

SmartETFs Sustainable Energy II ETF

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